SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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[ ]	Definitive Proxy Statement
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                            Guided Therapeutics, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GUIDED THERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 15, 2010

TO THE STOCKHOLDERS:

           Notice is hereby given that the 2009 annual meeting of stockholders of Guided Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on January 15, 2010 at 10:00 a.m., local time, at the Company’s headquarters, located at 5835 Peachtree Corners East, Suite D, Norcross, Georgia 30092, for the following purposes:

1.	To elect six directors;

2.
To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to reclassify the series A convertible preferred stock into common stock and warrants to purchase shares of common stock;

3.	To approve and adopt an amendment to the Company’s 1995 Stock Plan, as amended, increasing the number of shares available for grant by 1.8 million shares;

4.	To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

These matters are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on November 25, 2009 are entitled to notice of and to vote at the annual meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be
Held on January 15, 2010
The proxy statement and our 2008 annual report are available at http://www.edocumentview.com/GTHP

By Order of the Board of Directors

Mark L. Faupel, Ph.D.
President and Chief Executive Officer, Director

Norcross, Georgia
December 22, 2009.

GUIDED THERAPEUTICS, INC.

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

We are soliciting proxies for use at our annual meeting of stockholders, to be held January 15, 2010 at 10:00 a.m., local time, or at any adjournment of the annual meeting, for the purposes listed in this proxy statement and in the accompanying notice of annual meeting of stockholders. We are holding the annual meeting at our corporate headquarters, located at 5835 Suite D Peachtree Corners East Norcross, GA 30092. Our office telephone number is (770) 242-8723.

We are first sending this proxy statement and the accompanying form of proxy to our stockholders on or about December 1, 2009.

Record Date and Voting Securities

Stockholders of record of our common stock at the close of business on November 25, 2009, which is referred to as the record date, are entitled to notice of and to vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock held as of the record date. As of the record date, we had 17,620,676 shares of our common stock issued and outstanding and held of record by 155 registered stockholders.

Stockholders of record of our series A convertible preferred stock, referred to as the series A preferred stock, at the close of business on the record date are entitled to notice of and to vote at the annual meeting. As of the record date, we had 287,876 shares of our series A preferred stock, representing approximately 9,121,729 voting shares of common stock, issued and outstanding and held of record by 15 stockholders.

The holders of our common stock and series A preferred stock will vote together on each of the matters listed in this proxy statement. In addition, with regard to the proposed amendment to our charter described in this proxy statement, the holders of the series A preferred stock will vote separately as a class.

Revocability of Proxies

You may revoke your proxy given pursuant to this solicitation at any time before its use by delivering to our corporate secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person.

Solicitation

We will pay the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to those beneficial owners. Our officers, directors and employees may also solicit proxies, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions and Broker Non-Votes

The inspector of elections will tabulate the votes cast by proxy or in person at the annual meeting. Our stock transfer agent may serve as inspector, or may assist the inspector. The inspector will also determine whether or not a quorum is present. Delaware law provides that a quorum consists of a majority of shares that are entitled to vote and present or represented by proxy at the meeting.

The inspector will treat shares that are voted “WITHHOLD” or “ABSTAIN,” or proxies required to be treated as “non-votes,” as being present and entitled to vote for purposes of determining the presence of a quorum. A “non-vote” occurs if a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to some shares to vote on a particular matter. “Non-votes” will be considered as present for purposes of determining the number of votes required for a proposal to be approved. Shares voted “WITHHELD” or “ABSTAIN” or “non-votes,” however, will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote and, therefore, will have the same effect as a vote against the proposal.

Proxies that are properly executed and returned will be voted at the annual meeting in accordance with the instructions on the proxy. Any properly executed proxy on which there are no instructions indicated about a specified proposal will be voted as follows:

-	FOR the election of the six persons named in this proxy statement as the nominees for election to the board of directors;

-	FOR the amendment to our certificate of incorporation, referred to as our charter, to reclassify the series A preferred stock into common stock and warrants to purchase shares of common stock;

-	FOR the amendment to our 1995 Stock Plan, increasing the number of shares available for grant by 1.8 million shares, and

-	FOR the ratification of UHY LLP as our independent registered public accounting firm for the 2009 fiscal year.

We do not expect any business other than that listed in this proxy statement to come before the annual meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the proxy will vote the shares they represent at their discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, or SEC. These persons are required, by regulations of the SEC, to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of these forms received by us, we believe that, with respect to fiscal year 2008, our officers, directors, with the exception of director John Imhoff, who is delinquent in filing his Forms 3 and 13, and 10% stockholders were in compliance with all applicable filing requirements.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table lists information regarding the beneficial ownership of our common stock as of November 13, 2009 by (i) each person whom we know to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each director, (iii) each officer named in the summary compensation table below, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each officer and director is 5835 5835 Peachtree Corners East, Suite D, Norcross, Georgia 30092.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Dr. John Imhoff (3)	12,239,282	14.10%
Dolores Maloof (4) 2669 Mercedes Drive Atlanta, GA 30345	6,354,660	7.32%
Michael C. James (5)	4,735,283	5.46%
Kuekenhof Equity Fund, LLP (6) 51 Gloria Drive Allendale, NJ 07401	4,673,497	5.39%
Ronald Hart (7)	1,427,562	1.65%
Ronald W. Allen (8)	908,548	1.05%
Richard L. Fowler (9)	554,546	*
Mark L. Faupel (10)	465,556	*
Shabbir Bambot (11)	354,389	*
William E. Zachary, Jr. (12)	343,267	*
All directors and executive officers as a group (8 persons) (13)	21,028,433	30.47%
_____________
(*)	Less than 1%.
(1)
Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)
Percentage ownership is based on 17,470,656 shares of common stock outstanding as of November 13, 2009. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors that include voting and investment power with respect to shares. Shares of common stock subject to currently exercisable options, warrants, convertible preferred stock or convertible notes, or any such securities exercisable within 60 days after November 13, 2009, are deemed outstanding for purposes of computing the percentage ownership of the person holding those options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)
Consists of 3,076,667 common shares, 33,333 preferred shares convertible into 987,447 common shares, warrants to purchase 6,309,329 common shares, $1,187,724 in 13% notes convertible into 1,827,268 common shares and 38,571 shares subject to stock options. Dr. Imhoff is on the board of directors.

(4)	Consists of 272,500 common shares, warrants to purchase 5,047,299 common shares and $672,659 in 13% notes convertible into 1,034,860 common shares.
(5)	Consists of the securities held by Kuekenhof Equity Fund, LLP listed in note 6, plus 61,786 shares subject to stock options held by Michael C. James personally. Mr. James is on the Board of Directors.

(6)
Consists of warrants to purchase 3,207,953 common shares and $952,604 in 13% notes convertible into 1,465,544 common shares held by Kuekenhof Equity Fund, LLP, for which Michael C. James is Managing Partner (see note 5).

(7)
Consists of warrants to purchase 444,143 common shares, $146,422 in 13% notes convertible into 225,264 common shares and 758,155 shares subject to stock options held by Hart Management, LLC, Ronald Hart, owner. Dr. Hart is on the Board of Directors.

(8)
Consists of warrants to purchase 317,384 common shares, $47,185 in 13% notes convertible into 72,593 common shares and 518,571 shares subject to stock options held by Ronald Allen. Mr. Allen is on the Board of Directors.

(9)	Consists of 9,476 common shares, warrants to purchase 132,283 common shares, $49,506 in a 13% note convertible into 76,163 common shares and 336,625 shares subject to stock options.
(10)	Consists of 465,556 shares subject to stock options.
(11)	Consists of 354,389 shares subject to stock options.
(12)
Consists of warrants to purchase 80,895 common shares, $10,310, 13% note to purchase 15,862 common shares and 246,509 shares subject to stock options held by William Zachary. Mr. Zachary is on our Board of Directors.

(13)
Consists of 3,086,143 common shares, 33,333 preferred shares convertible into 987,447 common shares, warrants to purchase 10,491,987 common shares, $2,393,751, 13% notes convertible into 3,682,694 common shares and 2,780,162 shares subject to stock options.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Stockholders will elect a board of six directors at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently our directors. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for any nominee who is designated by the present board of directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting or until that person’s successor has been elected.

The nominees for director are as follows:

Name	Age	Position with Guided Therapeutics	Director Since
Mark L. Faupel, Ph.D.	54	Chief Executive Officer, Acting Chief Financial Officer, President & Director	2007
William E. Zachary, Jr.	66	Chairman & Director	1999
John E. Imhoff, M.D.	58	Director	2006
Ronald W. Hart, Ph.D.	67	Director	2007
Michael C. James.	51	Director	2007
Ronald W. Allen	67	Director	2008

Mark L. Faupel, Ph.D. has been our President, Chief Executive Officer, Acting Chief Financial Officer and a member of our board of directors since 2007. He has more than 20 years of experience in developing non-invasive alternatives to surgical biopsies and blood tests, especially in the area of cancer screening and diagnostics. Prior to coming to Guided Therapeutics in 1998, Dr. Faupel was the co-founder and Vice President of Research and Development at Biofield Corp. His work in early stage cancer detection has won two international awards and he is a former member of the European School of Oncology Task Force. Dr. Faupel serves as a National Institutes of Health reviewer, is the inventor on 15 U.S. patents and has authored numerous scientific publications and presentations, appearing in such peer-reviewed journals as The Lancet. Dr. Faupel earned his Ph.D. in neuroanatomy and physiology from the University of Georgia.

William E. Zachary, Jr. has served as a member of our board of directors since April 1999. Since 1971, Mr. Zachary has been a member with the law firm of Zachary & Segraves, P.A. of Decatur, Georgia, of which he is a founding member. He served on the Investigative Panel of the State Bar of Georgia Disciplinary Board from 1997 to 2000. Mr. Zachary was a founder and was chairman of the board of directors of Bank Atlanta from 1986 to 2000, at which time Bank Atlanta merged with Branch Bank & Trust Company. Mr. Zachary is a qualified arbitrator for the New York and American Stock Exchanges and served as an arbitrator for the National Association of Securities Dealers, Inc. until 2005.

John E. Imhoff, M.D. has served as a member of the board of directors since April 2006. Dr. Imhoff is an ophthalmic surgeon who specializes in cataract and refractive surgery. He presently serves as a member of the Hawaiian Eye Foundation’s Scientific Advisory Board. He is also a stockholder in Guided Therapeutics and invests in many other private and public companies. He has a B.S. in Industrial Engineering from Oklahoma State University, an M.D. from the University of Oklahoma and completed his ophthalmic residency at the Dean A. McGee Eye Institute. He has worked as an ophthalmic surgeon and owner of Imhoff Eye Center since 1983.

Ronald W. Hart, Ph.D. has served as a member of our board of directors since March 2007. He has published over 600 peer-reviewed publications, has been appointed to a number of academic positions and is credited with developing the first direct proof that DNA is causal in certain forms of cancer. He chaired a number of federal committees and task forces, including the development and implementation of the Technology Transfer Act of 1986 and the White House Task Force on Chemical Carcinogenesis. In 1980, Dr. Hart was appointed Director of the National Center for Toxicological Research (NCTR), the research arm of the FDA, a position he held until 1992. In 1992, Dr. Hart was the first ever Presidential Appointee to the position of Distinguished Scientist in Residence for the US Public Health Service/FDA, a position he held until his retirement in 2000. Dr. Hart received his Ph.D. in physiology and biophysics from the University of Illinois. Dr. Hart currently serves on the boards of directors of Miltos Pharmaceuticals, WaterChef, Inc. (WTER) and SNTech, and since 2002, has helped in the development of business strategy for a number of start-up companies.

Michael C. James has served as a member of our board of directors since March 2007. Mr. James is also the Managing Partner of Kuekenhof Capital Management, LLC, a private investment management company. He also holds the position of Managing Director of Kuekenhof Equity Fund, L.P. and Kuekenhof Partners, L.P. Mr. James currently sits on the Board of Directors of Nestor, Inc. He was employed by Moore Capital Management, Inc., a private investment management company from 1995 to 1999 and held position of Partner. He was employed by Buffalo Partners, L.P., a private investment management company from 1991 to 1994 and held the position of Chief Financial and Administrative Officer. He was employed by National Discount Brokers from 1986 to 1991 and held positions of Treasurer and Chief Financial Officer. He began his career in 1980 as a staff accountant with Eisner LLP. Mr. James received a B.S. degree in Accounting from Fairleigh Dickinson University in 1980.

Ronald W. Allen was named a director of Guided Therapeutics in September 2008. Mr. Allen retired as Delta’s chairman of the board, president and chief executive officer in July 1997, and had been its chairman of the board and chief executive officer since 1987. He is a director of The Coca-Cola Company, Aaron Rents, Inc., Aircastle Limited and Interstate Hotels & Resorts, Inc. He also is board member of the St. Joseph’s Translational Research Institute, which endeavors to turn new medical discoveries into tangible cures.

Vote Required

The six nominees receiving the highest number of affirmative votes of the votes cast will be elected as directors.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2:

APPROVAL OF AN AMENDMENT TO OUR CHARTER TO RECLASSIFY THE SERIES A CONVERTIBLE PREFERRED STOCK INTO COMMON STOCK AND WARRANTS TO PURCHASE SHARES OF COMMON STOCK

We are asking our stockholders to approve an amendment to our charter to reclassify the series A preferred stock into a combination of shares of our common stock and warrants to purchase shares of our common stock.

Background

Acting on a desire to simplify our capital structure for the reasons set forth below, between September and October 2009 Mark Faupel, our Chief Executive Officer and William Zachary, our acting Chairman, began discussions with Richard Blumberg, the elected representative of the holders of the series A preferred stock, to explore the willingness of the series A preferred stockholders to convert their shares into shares of common stock. Given that the warrants issued along with the series A preferred shares in 2004 had expired in March 2009, Mr. Blumberg indicated in these communications that the series A preferred stockholders would be willing to explore such conversion into common stock, in exchange for new warrants.

Given preliminary indications of interest on the part of the series A preferred stockholders, Mr. Faupel then approached, in mid-September 2009, the agent for the 2007 noteholders, Jamie Halegoua. Board members Ronald Hart and Mike James joined in the negotiations with the 2007 noteholders, which took place from mid-September to early October 2009, and on November 3, 2009, the 2007 noteholders agreed to amend the agreement governing the 2007 Notes to provide for automatic conversion into shares of common stock in exchange for amended warrants, as further described under the caption “—Treatment of the 2007 Notes in the Recapitalization Plan.”

The board discussed the recapitalization plan in two meetings, on September 29, 2009 and October 5, 2009, and approved the plan on October 6, 2009.  As approved by our board, we have determined to pursue a recapitalization plan that will simplify our capital structure. The recapitalization plan consists of two components, as follows:

 (1)           as described in more detail under “—Treatment of the Series A Preferred Stock in the Recapitalization Plan,” reclassification of our outstanding shares of series A preferred stock into a combination of shares of our common stock and warrants to purchase shares of our common stock; and

(2)           as described in more detail under “—Treatment of the 2007 Notes in the Recapitalization Plan,” contemporaneously with this reclassification of the series A preferred stock, automatic conversion of all amounts outstanding (including both principal and accrued but unpaid interest ) under our outstanding 13% Senior Secured Convertible Notes (referred to as the 2007 Notes) into a number of shares of common stock equal to the outstanding amounts being so converted divided by the current conversion price of $0.65.

The board believes that simplification of our capital structure is critical to obtaining financing for our business needs going forward. At the same time, the board believes that the recapitalization plan ensures that our current constituents will maintain the ability to participate in our future success.

The recapitalization plan would eliminate substantial debt and remove the current lien on our assets in favor of the holders of the 2007 Notes. In addition, the recapitalization plan would eliminate preferences held by the holders of the 2007 Notes and the series A preferred stock, such as anti-dilution protections, that greatly hinder our efforts to raise new capital. We believe potential investors are confused by our current complex capitalization, and the recapitalization plan would provide a more understandable structure by which investors can evaluate an investment in us, a structure consisting solely of shares of common stock and warrants (and options) to purchase shares of common stock. The material terms of the plan, specifically the conversion ratios that determine the number of shares of common stock and warrants entitled to each holder of shares of series A preferred stock or 2007 Notes, were based largely on the existing terms of the series A preferred stock and the 2007 Notes, both of which already provide for voluntary conversion into shares of common stock at specified conversion ratios.

Treatment of the Series A Preferred Stock in the Recapitalization Plan

Under the recapitalization plan, the 287,876 outstanding shares of series A preferred stock would be reclassified into:

(1)           approximately 9,121,729 shares of common stock, which is the number of shares of common stock into which the series A preferred stock is currently convertible under the terms of the series A preferred set forth in our charter (i.e., a number of shares of common stock equal to the initial invested amount per share of series A preferred stock of $15.00, plus accrued but unpaid dividends on the series A preferred stock, divided by the current conversion price of $0.65 and, for each holder, rounded up to the nearest whole share); and

(2)           warrants to purchase, in the aggregate for all holders of series A preferred stock, approximately  3,322,089 shares of common stock (i.e., a warrant for one-half of a share of common stock for each share of common stock issued under paragraph (1) immediately above in respect of the initial $15.00 invested amount per share, but not in respect of accrued but unpaid dividends and, for each holder, rounded down to the closest number of whole shares of common stock), with such warrants having an exercise price of $0.65 per share of common stock and expiring thirty months from the date of their issuance. See “—The Warrants” and Annex 1 for more information about the terms and conditions of the Warrants.

Following reclassification of the series A preferred shares as described above, we will offer the former holders of series A preferred stock certain rights to participate in our future debt and equity financings, as described under “—Participation Rights,” below.

Reclassification of the series A preferred stock as described above requires an amendment to our charter. Specifically, the amendment would add the following paragraph as the last paragraph of Article IV of our charter:

“Effective upon the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment (the “Effective Time”), each outstanding share of Series A Convertible Preferred Stock, par value $.001 per share, of the Corporation (the “Series A Preferred”) shall, without any action on the part of the holder thereof, be reclassified as, and converted into: (i) the number of fully paid and nonassessable shares of Common Stock (for each holder, rounded up to the closest number of whole shares) into which such share of Series A Preferred is then convertible pursuant to Section (c) of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Series A Designations”) filed in connection with the initial issuance of the Series A Preferred (as in effect immediately prior to the Effective Time); and (ii) a warrant to purchase a number of Common Shares (for each holder, rounded down to the closest number of whole shares) equal to one half of one share of Common Stock for each share of Common Stock issued pursuant to clause (i) in respect of the Invested Amount (as defined in the Series A Designations) per share of Series A Preferred, but not in respect of accrued but unpaid dividends on such share of Series A Preferred, with each such warrant to be substantially in the form of Warrant included with the Corporation’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on October 14, 2009.”

The Warrants

For each share of series A preferred stock reclassified, the holder will receive warrants to purchase one-half of a share of common stock for each share of common stock issued pursuant to the reclassification of the series A preferred stock in respect of the initial $15.00 invested amount per share, but not in respect of accrued but unpaid dividends. For each holder, the number of shares of common stock for which its warrant is exercisable, as so calculated, will be rounded down to the nearest whole share of common stock. The warrants will be immediately exercisable, have an exercise price of $0.65 per share of common stock and will expire thirty months from the date of their issuance. The warrants will have appropriate adjustments for stock splits, stock dividends, etc.

This summary of the material terms of the warrants is qualified in its entirety by the terms of the form of warrant included as Annex 1 to this proxy statement.

Participation Rights

In connection with the recapitalization plan, the holders of the series A preferred stock will, with respect to the shares of common stock they receive in the recapitalization plan, be eligible to become parties to a participation rights agreement, a form of which is attached as Annex 2 to this proxy statement. Pursuant to the participation rights agreement, these stockholders will have the right to participate on the same terms as other investors, to the extent of the percentage of such offering that equals their percentage ownership represented by the common stock issued to them in the recapitalization, in any future equity or debt refinancing with gross proceeds exceeding $100,000 that we undertake in the 18 months after the reclassification, at which point the rights terminate. The right to participate in equity financings will terminate early if we complete equity financings with aggregate gross proceeds of $10 million or more. The right to participate in debt financings will terminate early if we complete equity or debt financings with aggregate gross proceeds of $10 million or more.

Certain transactions are excluded from the definitions of debt financings and equity financings, including the issuance of debt or equity securities in change-of-control transactions or other strategic transactions, the issuance of shares pursuant to stock option or other employee benefit plans, and the issuance of shares upon the exercise of warrants.

This summary of the material terms of the participation rights agreement is qualified in its entirety by the terms of the participation rights agreement included as Annex 2 to this proxy statement.

Material Differences between the Series A Preferred Stock and the Common Stock

Under our current charter, the holders of the series A preferred stock, in any liquidation or sale or merger, are entitled to a liquidation preference equal to the greater of: (1) $15.00 per share (as adjusted for changes in the series A preferred stock by stock split, stock dividend, and the like, referred to as the invested amount), plus accrued but unpaid dividends on the series A preferred stock, and (2) the amount the holders of series A preferred stock would have received if they had converted such shares to common stock immediately prior to such liquidation or sale or merger. The holders of series A preferred stock are also entitled to cumulative dividends at an annual rate of 5.0% per share, payable quarterly in cash or shares of common stock. The holders of the series A preferred stock have the right to vote on an as-converted basis with the holders of the common stock, with each share of series A preferred stock receiving a number of votes equal to the number of shares of common stock into which it is then convertible, together as a single class, on all matters submitted to a vote of our stockholders. The holders of series A preferred stock also have the right to vote as a separate class as required by Delaware law and for certain other matters specified in our charter, and have the right, voting separately as a class, to elect two directors.

Each share of series A preferred stock is convertible into the number of shares of common stock equal to the quotient obtained by dividing (a) the sum of the invested amount plus all declared or accrued but unpaid dividends, by (b) the conversion price per share (currently $0.65). The conversion price is subject to adjustment under certain circumstances to protect the holders of series A preferred stock from dilution relative to certain issuances of common stock, or securities convertible into or exercisable for common stock.

Holders of the series A preferred stock also have preemptive rights to purchase a proportionate share of new shares of common stock or preferred stock, or securities convertible into or exercisable for such shares, that we may, from time to time, propose to sell and issue, subject to certain exceptions.

Under the proposed amendment to our charter, all outstanding shares of series A preferred stock would be reclassified into shares of common stock and warrants to purchase shares of common stock, as described in “—Treatment of the series A Preferred Stock in the Recapitalization Plan.” As a result, the holders of the series A preferred stock would lose their liquidation preference and their annual cumulative dividend of 5.0% per share. The relative as-converted voting power of the holders of the series A preferred stock would not be affected by the charter amendment, although upon conversion of the 2007 Notes into shares of common stock, all of our existing stockholders would experience dilution of their voting power, and the holders of series A preferred stock would no longer vote separately as a class as to any matter, including election of directors. See “—Effects of the Recapitalization Plan.”

Treatment of the 2007 Notes in the Recapitalization Plan

In order to further simplify our capital structure, in addition to the reclassification of the series A preferred stock into common stock, we believe we need to convert the 2007 Notes into common stock. Although the original agreement governing the 2007 Notes provides several methods by which the 2007 Notes convert onto common stock in order to ensure such conversion by all holders of 2007 Notes in the event the series A preferred stock converts, we amended the agreement governing the 2007 Notes to provide for automatic conversion into common stock upon reclassification of the series A preferred stock into common stock and warrants.

If all of the 2007 Notes are so converted into shares of common stock, then:

(1)           the exercise price per shares of common stock under warrants previously issued in connection with sale of the 2007 Notes will be reduced from $0.78 to $0.65 and the term of such warrants will be extended for an additional year to expire on March 1, 2013 (rather than March 1, 2012); and

(2)           the former holders of 2007 Notes will maintain certain rights to participate in our future equity and debt financings, similar to the participation rights we will offer to holders of the series A preferred stock upon reclassification, as described under “—Participation Rights.”

On an aggregate basis, the holders of the 2007 Notes will receive 15,140,735 shares of common stock upon conversion, calculated by dividing the aggregate principal amount outstanding, plus accrued interest, by $0.65 per share, the conversion price. The warrants associated with the 2007 Notes would continue to be exercisable for an aggregate of 33,776,378 shares of common stock, notwithstanding the reduction in exercise price.

Effects of the Recapitalization Plan

The following table shows our pro forma fully diluted capitalization after giving effect to the recapitalization plan, including reclassification of the series A preferred stock into common stock and warrants, as well as conversion of all amounts outstanding under the 2007 Notes to common stock, all as described above and all as of the record date.

Class	Shares 1	Percent Shares	Percent Derivatives
Other Common Total Shares Outstanding	17,701,456	42.3%	20.7%

Common Shares in respect of 2004 Series A Preferred Shares, plus dividend converted @ $0.65	9,121,729	21.6%	10.6%

Common Shares in respect of 2007 Notes, plus interest converted @ $0.65	15,140,735	36.1%	17.7%
Total	24,262,464

Common TSO - Post Financing	41,963,920

2007 Convertible Note Warrants	7,610,308	17.4%	8.9%
2008 Convertible Note Warrants	16,987,402	38.9%	19.9%
Other warrants	1,187,138	2.7%	1.4%
Total Warrants outstanding	25,784,848

2004 Series A Preferred shares Warrants for Common Shares - To be issued	3,281,699	7.5%	3.8%
2007 Convertible Note Warrants - To be issued	9,178,668	21.0%	10.7%
Total Warrants to be issued	12,460,367

Options	5,392,500	12.4%	6.3%
Sub-Total Derivatives	43,637,715

Total	85,601,635

1 All amounts as of November 25, 2009, except for common stock outstanding, which is as of December 3, 2009.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined consolidated financial statements are based on our historical financial statements after giving effect to the recapitalization plan and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of September 30, 2009 and the statements of operations for the nine months ended September 30, 2009, and year ended December 31, 2008, are presented as if the recapitalization had occurred on January 1, 2008 with recurring recapitalization-related adjustments reflected in each of the periods.

The unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the recapitalization plan been consummated as of the dates indicated or that may be achieved in the future.

The unaudited pro forma condensed combined financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, each incorporated by reference in this proxy statement. See “Where You Can Find More Information.”

(Continued on next page)

GUIDED THERAPEUTICS, INC. (FORMERLY SPECTRX, INC.) AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In Thousands Except Per Share Data)

		ADJUSTMENTS		PRO-FORMA AS IF CONVERTED

ASSETS	September 30,			September 30,
	2009			2009
CURRENT ASSETS:	(Unaudited)			(Unaudited)

Cash and cash equivalents	$ 301	$ 24,859	(A)	$ 25,160
Accounts receivable, net of allowance for doubtful accounts of $25 at December 31, 2008 and September 30, 2009	635	0		635
Other current assets	70	0		70
Total current assets	1,006	24,859		25,865

Property and equipment, net	20	0		20
Deferred debt issuance costs, net	231	(231)	(B)	-
Capitalized cost of internally developed software	77	0		77
Other assets	51	0		51
Total noncurrent assets	379	(231)		148

TOTAL ASSETS	$ 1,385	$ 24,628		$ 26,013

LIABILITIES AND CAPITAL DEFICIT

CURRENT LIABILITIES:
Short term notes payable	74	-		74
Notes payable – past due	429	-		429
Accounts payable	1,291	-		1,291
Accrued liabilities	779	-		779
Deferred revenue	438	-		438
Dividends payable – Series A	1,778	(1,778)	(C)	-
Advances payable – Roche	381	-		381
Convertible notes payable, including accrued interest and net of debt discount and unfunded subscriptions of $4.6 million and $2.3 million, at December 31, 2008 and September 30, 2009 respectively, to former debt holders-related parties	7,420	(7,420)	(D)	-
Total current liabilities	12,590	(9,198)		3,392

OTHER LIABILITIES:
3rd Party Investment in Subsidiary	104	0		104

TOTAL LIABILITIES	$ 12,694	$ (9,198)		$ 3,496

COMMITMENTS & CONTINGENCIES

CAPITAL DEFICIT:
Series A convertible preferred stock, $.001 par value; 5,000 shares authorized, 336 and 306 shares issued and outstanding as of December 31, 2008 and September 30, 2009, respectively (liquidation preference $7,755 and $7,073 as of December 31, 2008 and September 30, 2009, respectively)	2,725	(2,725)	(E)	-
Common stock, $.001 par value; 100,000 shares authorized, 15,623 and 17,192 shares issued and outstanding as of December 31, 2008 and September 30, 2009, respectively.	17	38	(A)	79
Common stock, $.001 par value; 100,000 shares authorized, 15,623 and 17,192 shares issued and outstanding as of December 31, 2008 and September 30, 2009, respectively.	-	15	(D)	-
Common stock, $.001 par value; 100,000 shares authorized, 15,623 and 17,192 shares issued and outstanding as of December 31, 2008 and September 30, 2009, respectively.	-	9	(E)	-
Additional paid-in capital	60,208	-		96,132
Additional paid-in capital	-	24,821	(A)
Additional paid-in capital	-	1,778	(C)
Additional paid-in capital	-	(796)	(D)
Additional paid-in capital	-	7,405	(D)
Additional paid-in capital	-	2,716	(E)
Treasury stock, at cost	(104)	-		(104)
Accumulated deficit	(74,155)	-		(73,590)
Accumulated deficit	-	(231)	(B)	-
Accumulated deficit	-	796	(D)	-
TOTAL CAPITAL (DEFICIT) / SURPLUS	(11,309)	33,826		22,517

TOTAL LIABILITIES AND CAPITAL DEFICIT	$ 1,385	$ 24,628		$ 26,013

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

GUIDED THERAPEUTICS INC. (FORMERLY SPECTRX, INC.) AND SUBSIDIARIES UNAUDIGED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands Except Pe Share Data)

	FOR THE TWELVE MONTHS ENDED				FOR THE NINE MONTHS ENDED
	DECEMBER 31,	PRO-FORMA ADJUSTMENTS		PRO-FORMA AS IF CONVERTED	SEPTEMBER 30,	PRO-FORMA ADJUSTMENTS		PRO-FORMA AS IF CONVERTED
	2008			2009	2009			2009
	(Audited)			(Unaudited)	(Unaudited)			(Unaudited)
REVENUE:
Service revenue	$ 1,115			$ 1,115	$ 1,000			$ 1,000
COSTS AND EXPENSES:
Research and development	1,591			1,591	1,007			1,007
Sales and Marketing	32			32	42			42
General and administrative	1,896			1,896	1,299			1,299
Total	3,519			3,519	2,348			2,348

Operating loss	(2,404)			(2,404)	(1,348)			(1,348)

LOSS ON DEBT FORGIVENESS	-			-	(782)			(782)

OTHER INCOME / (INTEREST EXPENSE), net	(1,168)			(1,168)	(2,640)			(2,640)

LOSS INCOME FROM CONTINUING OPERATIONS	(3,572)	-		(3,572)	(4,770)	-		(4,770)

NONRECURING CHARGES - WRITE OFF OF UNAMORTIZED DEBT DISCOUNT	-	(1,757)	(B & D)	(1,757)	-	(1,757)	(B & D)	(1,757)

PROVISION FOR INCOME TAXES	-			-	-			-

NET LOSS	(3,572)	(1,757)		(5,329)	(4,770)	(1,757)		(6,527)

PREFERRED STOCK DIVIDENDS	(211)			(211)	(178)			(178)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$ (3,783)	$ (1,757)		$ (5,540)	$ (4,948)	$ (1,757)		$ (6,705)

BASIC AND DILUTED NET (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS, FROM CONTINUING	$ (0.27)	$ (0.02)		$ (0.06)	$ (0.30)	$ (0.02)		$ (0.08)

WEIGHTED AVERAGE SHARES OUTSTANDING	14,155	85,602		85,602	16,424	85,602		85,602

GUIDED THERAPEUTICS, INC. (FORMERLY SPECTRX, INC.) AND SUBSIDIARIES
		NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

		In "000
(A)	Debit	Cash	24,859
	Credit	Commons Stock		38
	Credit	APIC		24,821
	To Record Cash From Warrants Excised
		Total Warrnts Outstanding		25,784,848
		Warrants to be issued		12,460,367
		To tal Warrants		38,245,215
		(See CAP Table of Recapitalization Plan)

(B)	Debit	Other Income / Expenses - Unamortized Discount	231
	Credit	Unamortized Debt Issuance Cost		231
To Record Write off of Unamortized Discount, Net

(C)	Debit	Dividend Payable on Series A Preferred Stock	1,778
	Credit	APIC		1,778
To Record Write off of Series A unpaid dividends

(D)	Debit	Notes Payable	7,420
	Debit	APIC	796
	Debit	Other Income / Expenses - Unamortized Discount	1,526
	Credit	Unamortized Discount on "New Debt"		1,526
	Credit	Unamortized Discount on "Old Debt"		796
	Credit	Commons Stock		15
	Credit	APIC		7,405
To Record conversion of Notes payable and Unamortized Discount to common stock

(E)	Debit	Series A Preferred Stock	2,725
	Credit	Commons Stock		9
	Credit	APIC		2,716
To Record conversion of 287,876 shareas of Series A Prefered stock to 9,121,729 shares of common stock

Interests of Certain Officers and Directors

Certain of our officers and directors hold shares of series A preferred stock or 2007 Notes and, therefore, if the amendment to our charter is adopted and the recapitalization plan is effected, their shares of series A preferred stock or 2007 Notes will be converted into shares of common stock and warrants to purchase common stock, and they will receive the participation rights described above with respect to those shares of common stock on the same basis as other holders of such securities.

The following table sets forth, for each of our officers and directors, their respective holdings of 2007 Notes, series A preferred stock, warrants and common stock, both as of December __, 2009 and on a pro forma basis as if we had completed the recapitalization as of that date. In separate table we have set forth, for each such person, the voting power, on a percentage basis, both as of December __, 2009 and on a pro forma basis as if we had completed the recapitalization as of that date.

Before Completion of Recapitalization

Name	Principal Amount of 2007 Notes ($000)	# shares of Common Stock (assuming conversion of 2007 Notes)	Series A Preferred Stock (number of shares)	# shares of Common Stock (assuming conversion)	Warrants (number of underlying shares of common stock)	Options (number of underlying shares of common stock)	Common Stock (number of shares)	Beneficial Ownership Total (1)	Percentage of Beneficial Ownership Total (2)

Dr. John Imhoff	1,188	1,827,268	33,333	987,447	4,482,061	38,571	3,076,667	10,412,014	12.00%
Michael C. James	953	1,465,544	-	-	1,742,409	61,786	-	3,269,739	3.77%
Kuekenhof Equity Fund, LLP	953	1,465,544	-	-	1,742,409	-	-	3,207,953	3.70%
Ronald Hart	146	225,264	-	-	218,879	758,155	-	1,202,298	1.39%
Ronald W. Allen	47	72,593	-	-	244,791	518,571	-	835,955	0.96%
Richard L. Fowler	50	76,163	-	-	56,120	336,625	9,476	478,384	0.55%
Mark L. Faupel	-	-	-	-	-	465,556	-	465,556	0.54%
Shabbir Bambot	-	-	-	-	-	354,389	-	354,389	0.41%
William E. Zachary, Jr.	10	15,862	-	-	65,033	246,509	-	327,404	0.38%

Total	$3,347	5,148,238	33,333	987,447	8,551,702	2,780,162	3,086,143	20,553,692	23.68%

(1) Assumes full conversion of all 2007 Notes and shares of series A preferred stock, as well as exercise of all warrants and options.
(2) Assumes full conversion or exercise, as discussed in Note (1), by all holders of such securities

After Completion of Recapitalization

Name	Principal Amount of 2007 Notes ($000)	2007 Notes convertible into Common Stock (number of shares)	Series A Preferred Stock (number of shares)	Series A, convertible into Common Stock (number of shares)	Warrants, Currently Owned (number of underlying shares of common stock)	Options (number of underlying shares of common stock)	Common Stock (number of shares) Currently Owned	Beneficiary Ownership Total	Percentage of Beneficiary Ownership Total

Dr. John Imhoff	-	-	-	-	6,309,329	38,571	4,064,114	12,239,282	14.10%
Michael C. James	-	-	-	-	3,207,953	61,786	-	4,735,283	5.46%
Kuekenhof Equity Fund, LLP	-	-	-	-	3,207,953	-	-	4,673,497	5.39%
Ronald Hart	-	-	-	-	444,143	758,155	-	1,427,562	1.65%
Ronald W. Allen	-	-	-	-	317,384	518,571	-	908,548	1.05%
Richard L. Fowler	-	-	-	-	132,283	336,625	9,476	554,547	0.64%
Mark L. Faupel	-	-	-	-	-	465,556	-	465,556	0.54%
Shabbir Bambot	-	-	-	-	-	354,389	-	354,389	0.41%
William E. Zachary, Jr.	-	-	-	-	80,895	246,509	-	343,266	0.40%

Total	-	-	-	-	13,699,940	2,780,162	4,073,590	25,701,930	29.62%

Vote Required

The affirmative vote of (1) a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock and series A preferred stock, with the series A preferred stock voting together with the common stock on an as-converted basis; and (2) holders of a majority of the outstanding shares of the series A preferred stock, voting separately as a class; will be required to approve the amendment to our charter to reclassify the series A preferred stock into a combination of shares of our common stock and warrants to purchase shares of our common stock.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR CHARTER.

PROPOSAL NO. 3:

APPROVAL OF AN AMENDMENT TO THE 1995 STOCK PLAN, AS AMENDED, TO
INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT BY 1.8 MILLION SHARES

We are asking our stockholders to approve an amendment to our 1995 Stock Plan, as amended, to increase the number of shares available under the plan by 1.8 million shares. The board believes that adding these shares to the plan is in our best interest because the additional shares are needed to attract and retain key personnel whose efforts are critical to our success. If the amendment is not approved, it is less likely that we will be able to attract and keep key employees.

Other than the amendment described above, the plan terms will not change. A copy of the plan was filed as Exhibit 10.2 to our registration statement on Form S-1 (No. 333-22429) filed with the SEC on February 27, 1997.

Summary of the 1995 Stock Plan

General. The board of directors adopted the plan on April 28, 1995, and the stockholders initially approved the plan on February 9, 1996. The first, second and third amendments to the plan, adopted by stockholders at the 2000, 2005 and 2007 annual meetings, respectively, authorized an additional 500,000, 1,000,000 and 4,000,000 shares, respectively. Additionally, the second amendment to the plan extended the term of the plan from 2005 to 2015. The purpose of the plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants, and to promote the success of our business.

Number of Shares Available Under the Plan. As of December 31, 2008, a total of 2,148,719 shares of common stock remained available for issuance under the plan, and options and stock purchase rights to acquire an aggregate of 2,334,457 shares were outstanding as of that date.  On October 5, 2009, the board approved an amendment to the plan, subject to stockholder approval, increasing the number of shares available under the plan by 1.8 million shares. If this amendment is approved by our stockholders, a total of 8,255,219 shares will be available for issuance under the plan. Because none of these shares has been awarded, it is not possible to estimate the number of shares that may be issued to our directors, officers and employees.

Administration. The plan may generally be administered by the board or a committee of the board, which has the power to determine the terms of the options or stock purchase rights granted, including the number of shares issuable upon exercise of each option or stock purchase right, the exercisability of the options and the form of consideration payable upon exercise. In addition, the administrator of the plan has the authority to reduce the exercise price of any option to the then current fair market value of the common stock in the event of a price decline after the date of grant.

Eligibility. Nonstatutory stock options and stock purchase rights may be granted to our employees and consultants, and incentive stock options may be granted only to employees. For purposes of the plan, employees include officers and directors whom we employ, and consultants include non-employee directors. There are about 22 persons eligible to participate in the plan.

Options. The exercise price of nonstatutory stock options granted under the plan may not be less than 85% of the fair market value of the common stock on the date of grant, and the term of these options may not exceed 10 years. The exercise price of incentive stock options granted under the plan must be at least equal to 100% of the fair market value of the common stock on the date of grant, and the term of these options may not exceed ten years. With respect to any optionee who owns stock constituting more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price must equal at least 110% of the fair market value of the common stock on the grant date, and the term of these options may not exceed five years.

Limitations. The 1995 Stock Plan provides that no optionee may be granted an option to purchase more than 500,000 shares in any fiscal year. Notwithstanding this limit, however, in connection with his or her initial service, an optionee may be granted an option to purchase up to an additional 500,000 shares, which will not count against the yearly limit set forth in the previous sentence.

An optionee generally must exercise an option granted under the stock plan at the time set forth in the optionee’s option agreement after termination of the optionee’s status as an employee or consultant. Generally, in the case of the optionee’s termination by death or disability, the option will remain exercisable for 12 months. In all other cases, the option will remain exercisable for a period of time of at least 30 days. However, an option may never be exercised later than the expiration of the option’s term.

Stock Purchase Rights. The administrator determines the exercise price of stock purchase rights granted under the stock plan and the time by which the purchaser must accept the offer, which time may not exceed 30 days from the date of grant. Unless the administrator determines otherwise, a purchaser will be required to enter into a restricted stock purchase agreement, which grants us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with us for any reason, including death or disability. The purchase price for shares repurchased pursuant to a restricted stock purchase agreement will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option will lapse at a rate determined by the administrator.

Transferability. Except as otherwise determined by the administrator, an optionee generally may not transfer options and stock purchase rights granted under the plan, and only the optionee may exercise an option and stock purchase right during his or her lifetime.

Adjustments Upon Changes in Capitalization. In the event that our capital stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the plan, and the exercise price of any such outstanding option or stock purchase right.

In connection with our merger with or into another corporation, each outstanding option or stock purchase right may be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee will have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In this event, the administrator will notify the optionee that the option or stock purchase right is fully exercisable for 15 days from the date of the notice and that the option or stock purchase right terminates upon expiration of this period.

Amendment and Termination of the Stock Plan. The board may, at any time, amend or terminate the stock plan. However, we will obtain stockholder approval for any amendment to the plan to the extent necessary and desirable to comply with applicable law. No such action by the board or stockholders may alter or impair any option or stock purchaser right previously granted under the plan without the consent of the optionee. Unless terminated earlier, the stock plan will terminate in 2015.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences of specified transactions under the stock plan based on federal income tax laws in effect on January 1, 2009. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of those shares is made by the optionee within two years after the date of grant or within one year after the transfer of those shares to the optionee, then upon sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares acquired upon the exercise of an incentive stock option are disposed of before the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of those shares at the time of exercise (or, if less, the amount realized on the disposition of those shares if a sale or exchange) over the option price paid for the shares. Any further gain or loss realized by the participant generally will be taxed as a long-term or short-term capital gain or loss, depending on the holding period.

Nonstatutory Stock Options. In general: (i) no income will be recognized by an optionee at the time a nonstatutory stock option is granted; (ii) at the time of exercise of a nonstatutory stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonstatutory stock options, appreciation or depreciation in value of the shares after the date of exercise will be treated as a long-term or short-term capital gain or loss, depending on the holding period.

Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, to the extent a purchaser enters into a restricted stock purchase agreement, the shares acquired upon purchase generally will be treated as restricted stock subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code. As a result of substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the shares are no longer subject to a substantial risk of forfeiture, which will occur when our right of repurchase lapses. The purchaser’s ordinary income is measured as the difference between the purchase price and the fair market value of the shares on the date the shares are no longer subject to any right of repurchase.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing within thirty days of the purchase an election pursuant to Section 83(b) of the Internal Revenue Code. In this event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the shares on the date of purchase, and the capital gain holding period commences on this date.

Tax Consequences to Guided Therapeutics

To the extent that an optionee or purchaser recognizes ordinary income in the circumstances described above, we or the subsidiary for which the optionee or purchaser performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,306,500	$0.47	2,148,719
Equity compensation plans not approved by security holders	-	-	-
TOTAL	4,306,500	$0.47	2,148,719

Vote Required

The affirmative vote of a majority of the shares present in person or represented by a proxy at the meeting will be required to approve the amendment to the 1995 Stock Plan to increase the number of shares available for grant.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR 1995 STOCK PLAN.

PROPOSAL NO. 4:

RATIFICATION OF THE APPOINTMENT OF UHY LLP

UHY LLP (“UHY”) is our current independent registered public accounting firm. UHY and Eisner LLP were our independent registered public accounting firms for 2007. Representatives of UHY are expected to attend the annual meeting of stockholders, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Other than what we describe here, no reports on our financial statements issued by UHY during our two most recent fiscal years, and any subsequent interim period, contained an adverse opinion or disclaimer of opinion, nor were any reports issued by UHY qualified or modified as to uncertainty, audit scope or accounting principles. During our most recent full fiscal years ended December 31, 2008 and 2007, and subsequent interim period through September 21, 2009, there were no disagreements with UHY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of UHY, would have caused UHY to make references to the subject matter of such disagreements in connection with its reports on our financial statements during those periods. UHY’s report on our financial statements in connection with their audit of each of the fiscal years ended December 31, 2008 and 2007, included an explanatory paragraph that expressed substantial doubt about our ability to continue as a going concern. UHY has furnished us a letter addressed to the SEC stating that it agrees with the above statements.

Leased Employees: Through and as of July 23, 2009, UHY had a continuing relationship with UHY Advisors, Inc. and certain of its wholly-owned subsidiary entities (collectively “UHY Advisors”) from which it leased auditing staff who were full time, permanent employees of UHY Advisors and through which UHY’s partners provide non-audit services. UHY has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by full-time, permanent employees of UHY. UHY manages and supervises the audit services and audit staff and is exclusively responsible for the opinion rendered in connection with its examination.

Audit Fees

UHY billed us $29,986 during the fiscal year ended December 31, 2007, for professional services, which included fees associated with the annual audit of financial statements and review of our quarterly reports on Form 10-Q. In addition, Eisner LLP billed us $203,900 during the fiscal year ended December 31, 2007 for similar services.

UHY billed us $224,579 during the fiscal year ended December 31, 2008 for professional services, which included fees associated with the annual audit of financial statements and review of our quarterly reports on Form 10-Q.

Audit Related Fees

Neither UHY nor Eisner LLP rendered any audit-related services in 2007 or 2008.

Tax Fees

Neither UHY nor Eisner LLP rendered any tax services in 2007 and 2008.

All Other Fees

Neither UHY nor Eisner LLP rendered any other services in 2007 and 2008.

Audit Committee Pre-Approval Policy and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee of our board pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the meeting will ratify the proposal to appoint UHY LLP as our independent registered public accounting firm for the 2009 fiscal year.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF UHY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2009 FISCAL YEAR.

CORPORATE GOVERNANCE

Board Meetings and Committees

Our board of directors held four meetings during the fiscal year ended December 31, 2008. No director attended fewer than 75% of the meetings of the board of directors or the committees on which he served during the fiscal year ended December 31, 2008. We encourage our directors to attend the annual meeting of stockholders. In 2008, five of six directors attended our annual meeting. The board of directors has an audit committee and a compensation committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. The board of directors believes it is appropriate not to have a nominating committee because of the relatively small size of the board and the entire board functions in that capacity. Based on the definition of independence in the NASDAQ listing standards, Mr. Zachary, Mr. James, Dr. Hart, Dr. Imhoff and Mr. Allen are independent directors. The board works with its members and management to identify new board members. The board of directors will consider nominees recommended by stockholders. Any recommendation should be addressed in writing to the Board of Directors, c/o Corporate Secretary, 5835 Peachtree Corners East, Suite D, Norcross, Georgia 30092.

The audit committee selects and engages the independent registered public accounting firm to audit our annual financial statements and pre-approves all allowable audit services and any special assignments given to the accountants. The audit committee also determines the planned scope of the annual audit, any changes in accounting principles, the effectiveness and efficiency of our internal accounting staff and the independence of our external auditors. The audit committee currently consists of Messrs. Zachary (Chairman) and James. The audit committee met three times during 2008. The board of directors has determined that each member of the audit committee is independent in accordance with the NASDAQ listing standards for audit committee independence and applicable SEC regulations. None of the members of the audit committee has participated in the preparation of our financial statements at any time during the past three years. The board has also determined that Messrs. James and Zachary meet the criteria specified under applicable SEC regulations for an “audit committee financial expert” and that both committee members are financially sophisticated.

The compensation committee sets the compensation for our officers, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs.  The compensation committee currently consists of Mr. James (Chairman) and Dr. Imhoff, each of whom is independent under NASDAQ listing standards. The compensation committee met once during 2008.

The audit committee and the compensation committee have each adopted charters, which are available on our web site at, http://www.guidedinc.com/corp_gov/AUDIT_CMT_Charter_2009.pdf and http://www.guidedinc.com/ corp_gov/Comp_comtte_charter.pdf.

Communication with Directors

Any stockholder is welcome to communicate with any director or the board of directors by writing to him or them, c/o Corporate Secretary, 5835 Peachtree Corners East, Suite D, Norcross, Georgia 30092.

Director Compensation

Generally, non-employee directors receive payments of $3,000 per quarter, $1,000 per meeting attended in person or $500 if attended by telephone, and $300 per committee meeting attended, up to a maximum of $20,000 per year. Additional compensation is granted for consulting services, when provided, as approved by the Board of Directors, other than the service provider. None of our directors received any compensation or reimbursement in cash fiscal year 2008; however, they did receive stock options in lieu of cash for 2008 in connection with their services as members of the board of directors. In 2003, in lieu of cash payments for each quarter and meeting payments for the first and second quarters, we granted our non-employee directors stock options at the market price as of the date of the regularly scheduled second quarter board meeting. We reimburse our directors for expenses actually incurred in attending meetings of the board and board committees. Non-employee directors may be granted options to purchase common stock under our 1995 stock plan, as amended.

2008 Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards (6) ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
William E. Zachary, Jr. Chairman & Director (1)	-	-	$56,100	-	-	-	$56,100
John E. Imhoff, M.D., Director (2)	-	-	$6,600	-	-	-	$6,600
Ronald W. Hart, Ph.D., Director (3)	-	-	$225,000	-	-	-	$225,000
Michael C. James Director (4)	-	-	$6,600	-	-	-	$6,600
Ronald W. Allen Director (5)	-	-	$165,000	-	-	-	$165,000

1.
Consists of options to acquire 20,000 shares of common stock, in lieu of the 2008 board and committee compensation fees owed to Mr. Zachary, plus options to acquire 150,000 shares of the Company’s common stock as part of the consulting fees owed to Mr. Zachary. The options were granted on May 14, 2008 and expire in 10 years from the grant date.

2.
Consists of options to acquire 20,000 shares of common stock, in lieu of the 2008 board and committee compensation fees owed to Dr. Imhoff. The options were granted on May 14, 2008 and expire in 10 years from the grant date.

3.
Consists of options to purchase 1,000,000 shares of common stock, as part of the consulting fees owed to Dr. Hart. The options were granted in two equal tranches on December 14, 2007 and February 26, 2008 and expire in 10 years from their respective grant dates. Dr Hart was not issued options for his board and committee services for the year 2008, since he already had been granted the maximum allowed in a calendar year under the 1995 stock plan.

4.
Consists of options to acquire 20,000 shares of common stock, in lieu of the 2008 board and committee compensation fees owed to Mr. James. The options were granted on May 14, 2008 and expire in 10 years from the grant date.

5.
Consists of options to acquire 500,000 shares of common stock, as part of the consulting fees owed to Mr. Allen.  The options were granted on September 3, 2008 and expire in 10 years from the grant date. Mr. Allen was not issued shares for his board and committee services for the year 2008, since he already had been granted the maximum allowed in a calendar year under the 1995 stock plan.

6.
The option awards column represents the dollar amount of share-based compensation expense recognized in fiscal year 2008 for stock option awards granted to each of the directors for financial statement reporting purposes (disregarding forfeiture assumptions). For a discussion of the assumptions used in calculating the dollar amount recognized, see Note 4 to the Company’s audited financial statements in Form 10-K for the fiscal year ended December 31, 2008.

Outstanding equity awards, in lieu of compensation, to Directors as of December 31, 2008:

The option awards column represents the dollar amount of share-based compensation expense recognized in each of fiscal year 2008 and 2007 for stock option awards granted to each of the named executive officers for financial statement reporting purposes (disregarding forfeiture assumptions). For a discussion of the assumptions used in calculating the dollar amount recognized, see Part III, Item 11 – “Outstanding equity award to Directors” to the Company’s audited financial statements in Form 10-K for the fiscal year ended December 31, 2008.

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercis- able (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
William E. Zachary, Jr. Chairman & Director	227,000	-	9,375	0.13	07/27/2017	-	-	-	-
John E. Imhoff, M.D. Director	20,000	-	-	0.00	05/14/2018	-	-	-	-
Ronald W. Hart, Ph.D. Director	1,000,000	-	-	0.13	01/19/2018	-	-	-	-
Michael C. James. Director	20,000	-	-	0.00	05/14/2018	-	-	-	-
Ronald W. Allen Director	500,000	-	-	0.33	09/03/2018	-	-	-	-

Executive Compensation

Summary Compensation Table

The following table lists specified compensation we paid during each of the fiscal years ended December 31, 2007 and 2008 to the chief executive officer and our two other most highly compensated executive officers, collectively referred to as the named executive officers, in 2008:

2007 and 2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compensa- tion Earnings ($)	All Other Compen- sation ($)	Total ($)
Mark Faupel, Ph.D CEO & CFO	2008	228,000	-	-	-	-	-	-	228,000
	2007	215,000	-	-	-	-	-	-	215,000
Shabbir Bambot, Ph.D. VP of R&D	2008	160,000	-	-	-	-	-	-	160,000
	2007	143,000	-	-	120,000	-	-	-	263,000
Richard Fowler Sr. VP of Engineering	2008 2007	170,000 170,000	- -	- -	- 90,000	- -	- -	- -	170,000 260,000
Mark A. Samuels Former Chairman, CEO & CFO	2008	-	-	-	-	-	-	-	-
	2007	114,648	-	-	-	-	-	5,260	119,908
William D. Arthur Former Pres. & COO, Secretary	2008	-	-	-	-	-	-	-	-
	2007	180,000	-	-	-	-	-	-	180,000

Dr. Faupel’s 2008 compensation consisted of a base salary of $228,000 and usual and customary company benefits.  His 2007 compensation consisted of a base salary of $215,000 and usual and customary company benefits.  Dr. Faupel received no bonus or stock options in 2007 or 2008.  In 2007, $93,846 of Dr. Faupel’s salary was deferred.  In 2008, $163,369 of Dr. Faupel’s salary was deferred.

Dr. Bambot’s 2008 compensation consisted of a base salary of $160,000 and usual and customary company benefits. He received no bonus or stock options in 2008.  In 2007, $29,150.00 of Dr. Bambot’s salary was deferred.  Dr. Bambot’s 2007 compensation consisted of a base salary of $143,000 and usual and customary company benefits. He received no bonus and 400,000 stock options in December 2007.

Mr. Fowler’s 2008 compensation consisted of a base salary of $170,000 and usual and customary company benefits. He received no bonus and no stock options in December 2008. Mr. Fowler’s 2007 compensation consisted of a base salary of $170,000 and usual and customary company benefits. He received no bonus and 300,000 stock options in December 2007.  In 2008, $60,481 of Mr. Fowler’s salary was deferred. In 2007, $39,230.76 of Mr. Fowler’s salary was deferred

Mr. Samuels’ 2007 compensation consisted of salary and consulting fees of $114,648.79, usual and customary company benefits and $5,260.36 in payments toward insurance premiums for a term life policy, the proceeds of which are payable to Mr. Samuels’ named beneficiary and dues. Mr. Samuels received no bonus or stock options in 2008, or 2007.  During 2007, $10,209.03 of Mr. Samuels’s salary was deferred.  In 2006, $33,462 of Mr. Samuels’ salary was deferred. The deferred salary was paid May 9, 2007.  Mr. Samuels retired as CEO and President of the company in May 2007.

Mr. Arthur’s 2007 compensation consisted of a base salary of $180,000 and usual and customary company benefits.  Mr. Arthur received no bonus and no stock options in 2007.  In 2006, $65,419 of Mr. Arthur’s salary was deferred. In 2005, $99,552 of Mr. Arthur’s salary was deferred.  The deferred salary was paid May 9, 2007.  Mr. Arthur resigned from the company in May 2007.

Outstanding Equity Awards

The following table sets forth certain information with respect to our outstanding equity awards at December 31, 2008 with respect to the named executive officers and directors.

Outstanding Equity Awards at December 31, 2008

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercis- able (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Mark Faupel, Ph.D, Pres., CEO & CFO	170,000	-	17,708	4.33	02/17/2013	-	-	-	-
Shabbir Bambot, Ph.D. VP of R&D	688,000	-	554,792	0.64	04/03/2018	-	-	-	-
Richard Fowler Sr. VP of Engineering	366,000	-	225,000	0.29	08/14/2017	-	-	-	-

Change of Control Arrangements

We have a compensatory arrangement with our named executive officers that will result from a change of control of Guided Therapeutics, as described below. Under the stock option agreements with each of our executive officers named in the summary compensation table, upon a change of control, all options held by the officer will vest immediately. The board committee that administers the stock option plan may provide, by giving at least 30 days prior written notice, that all options will terminate if not exercised in connection with or before the change of control or, if provision is made for assumption of the options, permit the optionee to elect to accept the assumed options. Additionally, after a change of control, if the optionee’s employment is terminated due to a reduction of responsibility, required relocation or other similar action, the executive officer will be entitled to receive, as specified in the agreement for each executive officer, three month’s severance, which may be paid either as a lump sum or as a salary continuation, at our option. Generally, a change of control occurs upon an acquisition by any person or group in excess of 50% of our voting securities, a replacement of more than one-half of the members of our board of directors that is not approved by a majority of the members who were on the board before the transaction, the merger of Guided Therapeutics with or into another entity unless the holders of our securities before the transaction continue to hold a majority of our securities after the transaction, or the consolidation or sale of all or substantially all of our assets.

REPORT OF THE AUDIT COMMITTEE

The following report is provided to stockholders by the members of the audit committee of the board of directors:

The audit committee has reviewed and discussed with Guided Therapeutics’ management and UHY LLP, Guided Therapeutics’ independent registered public accounting firm for the fiscal year ended December 31, 2008, the audited financial statements of Guided Therapeutics contained in its annual report to stockholders for the year ended December 31, 2008. The audit committee has also discussed with Guided Therapeutics’ independent registered public accounting firm the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, Codification of Statements on Auditing Standards, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received and reviewed the written disclosures and the letter from UHY LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding UHY LLP’s communications with the audit committee concerning independence, and has discussed with UHY LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Guided Therapeutics’ Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission.

Respectfully submitted,

William E. Zachary, Jr., Chairman
Michael C. James

The information contained in the report of the audit committee will not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor will this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

CERTAIN TRANSACTIONS

On January 2, 2008, we received a loan and issued a promissory note to Dolores Maloof, an individual, for $100,000. The interest rate on the promissory note was 13% and was due on April 2, 2008. This note was converted into 2007 Note, as described below.

In April and December 2008, we issued promissory notes to our directors in the amounts of $10,000 each. Subsequent to the third quarter of 2008, these notes were surrendered in exchange for convertible notes, which themselves were subsequently converted to 2007 Notes, as described below.

Between April and September 2008, we received loans and issued a promissory note to Ms. Maloof for a total of $512,358. This note was subsequently converted to a 2007 Note, as described below.

Between March and April 2009, we received loans and issued promissory notes to certain of our directors: Ronald W. Allen, for $10,000; Ronald W. Hart, for $16,000; and John E. Imhoff, for $35,000, as well as to Ms. Maloof, for $50,000. These notes were subsequently converted to 2007 Notes, as described below.

On April 13, 2009, we issued a 15% note to Mr. Imhoff, in the amount of $535,660, to replace the notes that were previously owned by J.E. Funderburke, Robert Johnson, Dr. Imhoff and Easy Money and purchased by Dr. Imhoff, in the amounts of $154,403, $102,470, $158,787 and $150,000, respectively. This note was subsequently converted to a 2007 Note, as described below. With the re-purchase of notes by Dr. Imhoff, we canceled warrants to purchase 2,464,360 shares of common stock held by the sellers, and issued to Dr. Imhoff warrants for the same amount of shares. Mr. Funderburke, Mr. Johnson and Easy Money, kept warrants for 150,000, 102,400 and 150,000 shares, respectively.

On April 15, 2009, we issued a 17% unsecured note to Dr. Imhoff, in the amount of $35,000, to replace the notes that were previously issued to Ms. Maloof in April 2009 and William Zachary in March 2009 and purchased by Dr. Imhoff, in the amounts of $25,000 and $10,000, respectively. This note was subsequently converted to a 2007 Note, as described below.

On July 7, 2009, we issued a 17% unsecured note to Dr. Imhoff, in the amount of $100,000. This note was subsequently converted to a 2007 Note, as described below.

On August 31, 2009, we converted all of the outstanding notes described above into 2007 Notes, which will be subject to conversion in connection with the recapitalization plan.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the shares represented by proxy as they, acting in their sole discretion, may determine.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
TO BE PRESENTED AT 2010 ANNUAL MEETING

We must receive proposals of our stockholders that are intended to be presented to stockholders at the 2010 annual meeting at our principal executive offices, no later than July 1, 2010, in order to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Moreover, with regard to any proposal by a stockholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at the 2010 annual meeting, if that stockholder fails to notify us in the manner just described by September 14, 2010, then the persons who are appointed as proxies may exercise their discretionary voting authority with respect to the proposal, if the proposal is considered at the 2010 annual meeting, even if stockholders have not been advised of the proposal in the proxy statement for that annual meeting. Any proposals submitted by stockholders must comply in all respects with the rules and regulations of the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors page of our corporate website at www.guidedinc.com. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference, and this proxy statement is accompanied by a copy of, each of the following documents:

●	Amendment No. 1 to Annual Report on Form 10-K, for the fiscal year ended December 31, 2008 (filed with the SEC on July 28, 2009)

●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 (filed with the SEC on November 12, 2009)

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

THE BOARD OF DIRECTORS

Dated:  December 22, 2009

ANNEX 1
FORM OF WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT AS TO THE WARRANT AND THE SHARES OF COMMON STOCK UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SAID ACT.

GUIDED THERAPEUTICS, INC.
COMMON STOCK WARRANT

_________ shares of Common Stock

No. _____	____________________, 2009

GUIDED THERAPEUTICS, INC., a Delaware corporation (the “Company”), for value received, hereby certifies that ____________________ or its registered assigns (the “Holder”) is entitled, subject to the provisions hereof, to purchase from the Company, at any time or from time to time during the Exercise Period (as defined in Section 5), ________ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as defined in Section 5) of the Company (the “Warrant Shares”) at a purchase price of $0.65 per share (the “Warrant Price”), all subject to the terms, conditions and adjustments set forth below in this warrant (this warrant, and any new warrant issued pursuant to the terms hereof, being referred to herein as a “Warrant”). This Warrant is one of a series of warrants (the “Warrants”) issued pursuant to the reclassification of the issued and outstanding shares of Series A Preferred Stock, par value $.001, of the Company pursuant to the Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended, dated November __, 2009.

1.           Exercise of Warrant.

1.1           Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day by delivering at the principal executive office of the Company the Warrant and a subscription notice in the form of Schedule I duly executed by such Holder accompanied by payment in cash or by certified or official bank check payable to the order of the Company or by wire transfer in the amount obtained by multiplying (a) the number of Warrant Shares designated in such subscription by (b) the Warrant Price.

1.2           When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1. At such time, the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the stockholder(s) of record thereof.

1.3           Delivery of Stock Certificates, etc. As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company at its expense will cause to be issued to and delivered or registered in the name of the Holder hereof or, subject to Section 3, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price (as defined in Section 5) per share on the Business Day next preceding the date of such exercise. If the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program and the Warrant Shares may be issued as book-entry shares pursuant to such program, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the Holder by crediting the account of the Holder with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Warrant Shares so purchased. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be reasonably requested by the Holder hereof, shall be registered in the name of such Holder and shall bear a restrictive legend. If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for issuance of the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares so designated by such Holder upon such exercise as provided in Section 1.1.

1.4           Representations of the Company. The Company represents, warrants and acknowledges to the Holder that:

(a)           it is a corporation duly formed and validly existing in the State of Delaware;

(b)           it will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of Warrant Shares (or Other Securities) from time to time issuable upon the exercise of the Warrant at the time outstanding. All such securities shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

(c)           this Warrant has been duly authorized and approved by all requisite action of the Company, and constitutes a valid and binding agreement of the Company; and

(d)           when issued in accordance with the terms of this Warrant, the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable.

2.           Warrant Adjustments.

2.1           Reclassification, Exchange, and Substitution. If the Warrant Shares shall be changed into the same or a different number of shares of the same or any other class or classes of stock or other securities of the Company, including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity, whether by capital reorganization, reclassification, or otherwise, the Holder shall, on its exercise, be entitled to receive the kind and number of shares of Common Stock or Other Securities that the Holder would have owned or been entitled to receive had such Warrant been exercised in full immediately prior to the happening of such reclassification, exchange or substitution for the same aggregate consideration. If the Company shall at any time change its Common Stock or Other Securities, as the case may be, into the same or a different number of shares of the same or any other class or classes of stock or Other Securities, as the case may be, the Warrant Price then in effect immediately before that reclassification, exchange or substitution shall be adjusted by multiplying the Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock or Other Securities, as the case may be, purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock or Other Securities, as the case may be, purchasable immediately thereafter. An adjustment made pursuant to this Section 2.1 shall become effective immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

2.2           Reorganization, Mergers or Consolidations. In the event of a reorganization, merger or consolidation of the Company with or into another entity, then, as part of such reorganization, merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, at any time prior to the end of the Exercise Period and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or Other Securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which the Holder would have been entitled in such reorganization, merger, or consolidation if this Warrant had been exercised immediately before that reorganization, merger or consolidation. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the reorganization, merger or consolidation to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of shares of Common Stock purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any Common Stock or Warrants or other property deliverable after than event upon exercise of this Warrant. The Company shall, within 30 days after making such adjustment, give written notice pursuant to Section 7. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of Warrant Shares purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant. Notwithstanding the foregoing, in the event of any transaction described in this Section 2.2 in which the consideration to be received by holders of Common Stock is payable only in cash, the Holder shall be entitled only to cash in the amount, if any, that such cash payment per share exceeds the Warrant Price.

2.3           Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or number or kind of the shares of Common Stock purchasable pursuant to this Warrant, and Warrants theretofore or hereunder issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued; provided, however, that the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof. Any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate may be in the form so changed.

3.           Restrictions on Transfer.

3.1           Restrictive Legends. Except as otherwise permitted by this Section 3, each Warrant originally issued, each Warrant issued upon direct or indirect transfer, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form, if applicable:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR EXEMPTION THEREFROM AND ANY APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM.”

3.2           Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities that are not registered under an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under such Act), the Holder thereof will give written notice to the Company of such Holder’s intention to effect such transfer and to comply in all other respects with this Section 3.2. Each such notice shall (a) describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinion referred to below, and (b) designate counsel for the Holder giving such notice, which counsel shall be reasonably satisfactory to the Company. The Holder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

3.2.1           if in the written opinion of such counsel for the Holder, obtained at the Holder’s sole cost and expense and a copy of which shall be delivered to the Company and shall be reasonably satisfactory in form, scope and substance to the Company, the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws, such Holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Holder to the Company. Each Restricted Security or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 3.1 unless, in the opinion of such counsel, such legend is no longer required to insure compliance with the Securities Act and applicable state securities laws; and

3.2.2           if the opinion of such counsel rendered pursuant to the foregoing subdivision 3.2.1 is not to the effect that the proposed transfer may legally be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws (such opinion to state the basis of the legal conclusions reached therein), such Holder shall not be entitled to transfer such Restricted Securities (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under the Securities Act) until receipt by the Company of a further notice and a further opinion of counsel for such Holder to the effect stated in subdivision 3.2.1 above or until registration of such Restricted Securities under the Securities Act and applicable state securities laws has become effective.

3.2.3           Termination of Restrictions. The restrictions imposed by this Section 3 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities upon sale of the Restricted Securities in an offering registered under the Securities Act or when, in the opinion of counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in Section 3.1.

4.           Ownership, Transfer and Substitution of Warrants. The Company may treat the Person in whose name this Warrant is registered on the register kept at the principal executive office of the Company as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 3, a Warrant, if properly assigned, may be exercised by a new Holder without first having a new Warrant issued.

5.           Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Business Day” means any day other than a Saturday, Sunday or any other day on which U.S. Federal Reserve member banks are not open for business in Atlanta, Georgia.

“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $.001 per share (or other common equity interest, however denominated) of the Company and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

“Exercise Period” means the date commencing on the date of this Warrant and ending on March 1, 2012

“Market Price” means, per share of Common Stock on any date specified herein, (a) the last sale price on such date of such Common Stock or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading; or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is trading on either the over-the-counter market on the OTC Bulletin Board or the “Pink Sheets,” the last sale price as reported by the National Quotation Bureau; or (c) if neither (a) nor (b) is applicable, a price per share thereof equal to the fair value thereof determined in good faith by a resolution of the Board of Directors of the Company as of a date that is within 15 days of the date as of which the determination is to be made.

“Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) that the Holder of the Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 2 or otherwise.

“Person” means a corporation, an association, a partnership, an organization or business, an individual, a government or political subdivision thereof or a governmental agency.

“Restricted Securities” means (a) any Warrants bearing the applicable legend set forth in Section 3.1, (b) any Warrant Shares (or Other Securities) issued upon the exercise of Warrants that are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section and (c) any Warrant Shares (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, that are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

“Securities Act” means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

6.           No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof any rights as a stockholder of the Company or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

7.           Notices. All notices and other communications provided for herein shall be delivered or mailed by first class mail, postage prepaid, addressed to:

If to the Holder:

_____________________________

_____________________________

_____________________________

If to the Company:

5835 Peachtree Corners East, Suite D

Norcross, GA 30092

The address provided in this Section 7 may be modified by the Company by providing the Holder notice in writing; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1.

8.           Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any provision of this Warrant that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law that shall render any provision hereof prohibited or unenforceable in any respect. This Warrant shall be governed by the substantive laws of the State of Georgia without reference to the choice of law rules thereof. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

9.           Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

10.           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

11.           Expiration. The right to exercise this Warrant shall expire on the last day of the Exercise Period.

GUIDED THERAPEUTICS, Inc.

By:	______________________________________
Name:
Title:

Schedule I

Form of Subscription Note

To:           GUIDED THERAPEUTICS, INC.

The undersigned irrevocably elects to purchase __________ shares of Common Stock of the Company by exercising the Warrant to which this form is attached and tenders to the Company, in immediately available funds, $_______________ representing the full Warrant Price with respect to such shares of Common Stock

The shares into which the Warrant is being exercised are referred to as the “Warrant Shares.” The undersigned requests that the certificates representing the shares of Common Stock of the Company as to which the Warrant is being exercised be registered as follows:

Name: ______________________________________________________________________________________________________________________________________________________________________
Social Security or Employer Identification Number: ___________________________________________________________________________________________________________________________________
Address: ____________________________________________________________________________________________________________________________________________________________________
Deliver to: ___________________________________________________________________________________________________________________________________________________________________
Address: ____________________________________________________________________________________________________________________________________________________________________

___
The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Subscription Form to the account of the undersigned or its nominee (which is ____________________) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program and the Common Stock issuable pursuant to this Subscription Form may be issued in book-entry form pursuant to such program.

___
In lieu of receiving the shares of Common Stock issuable pursuant to this Subscription Form by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

The undersigned represents and warrants that it is an accredited investor within the meaning of Regulation D promulgated under the Securities Act and is purchasing the Warrant Shares for its own account for investment, and not with a view to, or for resale in connection with the distribution thereof, and has no present intention of distributing or reselling any Warrant Shares, and in making the foregoing representations, the undersigned is aware that it must bear, and is able to bear, the economic risk of such investment for an indefinite period of time. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of this Warrant except under circumstances that will not result in a violation of the Securities Act of 1933, as amended.

If the number of shares of Common Stock of the Company as to which the Warrant is being exercised are fewer than all the shares of Common Stock of the Company to which the Warrant relates, please issue a new Warrant for the balance of such shares of Common Stock registered in the name of the undersigned and deliver it to the undersigned at the following address:

Address: ______________________________________________
______________________________________________
Date:   __________________________________

(Print Name of Warrant Holder)

(Signature)

(Title of signatory, if applicable)

ANNEX 2
PARTICIPATION RIGHTS AGREEMENT

This Participation Rights Agreement (this “Agreement”) is dated November __, 2009, and is between GUIDED THERAPEUTICS, INC., a Delaware corporation (the “Company”) and each of the persons listed as Stockholders on the signature pages to this Agreement and each other person who from time to time becomes a party to this Agreement by executing a counterpart signature page to this Agreement in the form of Exhibit A or such other form as may be designated by the Company (collectively, the “Stockholders”).

As approved by the Company’s Board of Directors, the Company determined to pursue a recapitalization plan (the “Plan”), pursuant to which, among other things, the Company asked its stockholders to approve the reclassification of the Company’s Series A Convertible Preferred Stock, par value $.001 (the “Series A Preferred”) into a combination of shares of the Company’s common stock (“Common Shares”) and warrants to purchase Common Shares (“Warrants”).

In connection with the reclassification of the Series A Preferred as described above (the “Reclassification”), the Company determined to offer former holders of Series A Preferred certain rights to participate in future debt and equity financings.

On November __, 2009, the Company completed the Reclassification.

Therefore, the parties agree as follows:

1.  PARTICIPATION RIGHTS

1.1           Participation in Equity Financings. The Company hereby grants to each Stockholder the right to purchase, on the same terms and conditions as the other investors in an Equity Financing (as defined in Section 1.4), the percentage of the total securities sold in such Equity Financing that is equal to the percentage of the Company’s fully diluted Common Shares represented by the Common Shares issued to such Stockholder pursuant to the Reclassification. The Company shall provide each Stockholder with not less than ten business days’ advance notice of any Equity Financing, which notice shall include the terms of the Equity Financing in sufficient detail to permit each Stockholder to make an informed investment decision whether to participate. The participation rights provided for in this Section 1.1 will not apply to any Equity Financing reasonably anticipated by the Company to have gross proceeds of less than $100,000. The participation rights provided for in this Section 1.1 will expire on the earlier to occur of: (a) the date that is eighteen months (18) months after the Reclassification and (b) consummation by the Company of Equity Financings to which the participation rights provided for in this Section 1.1 apply with aggregate gross proceeds of $10,000,000.

1.2           Participation in Debt Financings. The Company hereby grants to each Stockholder the right to purchase or loan, on the same terms and conditions as the other investors in a Debt Financing, the percentage of the total debt securities sold, or loans made, in any Debt Financing that is equal to the percentage of the Company’s fully diluted Common Shares represented by the Common Shares issued to such Stockholder pursuant to the Reclassification. The Company shall provide each Stockholder with not less than ten business days’ advance notice of any Debt Financing, which notice shall include the terms of the Debt Financing in sufficient detail to permit each Stockholder to make an informed investment decision whether to participate. The participation rights provided for in this Section 1.2 will not apply to any Debt Financing reasonably anticipated by the Company to have gross proceeds of less than $100,000. The participation rights provided for in this Section 1.2 will expire on the earlier to occur of: (a) the date that is eighteen months (18) months after the Reclassification and (b) consummation by the Company of Debt Financings or Equity Financings, or a combination of both, to which the participation rights provided for in this Section 1 apply with aggregate gross proceeds of $10,000,000.

1.3           Material Non-Public Information. The Stockholders acknowledge that, in order to comply with the rights of the Stockholders provided for in this Agreement, it may be necessary for the Company to communicate material, non-public information regarding the Company to the Stockholders, including, without limitation, information regarding contemplated Debt Financings and Equity Financings, the proposed terms thereof, and other confidential information regarding the Company, its business and operations, in order to provide the Stockholders with sufficient information to decide whether to participate. No Stockholder shall disclose to any other Person any non-public information so communicated by the Company to it, and no Stockholder shall sell or purchase securities of the Company (other than from the Company pursuant to exercise of such Stockholder’s rights set forth herein) while in the possession of material, non-public information regarding the Company. Any Stockholder may, upon written notice to the Company, elect to waive in advance its right to participate in Debt Financings and Equity Financings in accordance with the terms set forth herein, and to waive its right to receive advance notice of any contemplated Debt Financings and Equity Financings and other information and materials in connection therewith.

1.4           Definitions. As used in this Section 1:

“Debt Financing” means a financing of the Company in which debt securities are issued by, or loans are made to, the Company; however, a Debt Financing shall exclude (i) any financing included in the definition of Equity Financing, and (ii) the issuance of securities in connection with a business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or in connection with any other strategic transaction, or any financing or leasing transaction or a consulting relationship.

“Equity Financing” means a financing of the Company in which capital stock, securities convertible or exercisable into the Company’s capital stock, debt convertible into such capital stock, or debt with options or warrants exercisable into such capital stock are offered; however, an Equity Financing shall exclude (i) the grant of options, warrants or other rights to purchase Common Shares issued pursuant to a stock option plan approved by the Company’s Board of Directors and the issuance of Common Shares upon exercise thereof; (ii) the issuance of Common Shares upon the exercise of Warrants; (iii) the issuance of securities in connection with a business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or in connection with any other strategic transaction, or any financing or leasing transaction or a consulting relationship; (iv) securities offered pursuant to any employee benefit plan approved by the Board of Directors; and (v) Common Shares issued upon conversion of the Series A Preferred.

2.  GENERAL

2.1           Joinder. Any former holder of shares of Series A Preferred who receives Common Shares pursuant to the Reclassification shall be entitled to become a party to this Agreement upon execution of a counterpart signature page to this Agreement in the form of Exhibit A or such other form as may be designated by the Company.

2.2           Notices. All notices and other communications provided for in this Agreement shall be delivered or mailed by first class mail, postage prepaid, addressed to:

If to a Stockholder, to the address set forth in the stock record book of the Company.

If to the Company, to: 5835 Peachtree Corners East, Suite D
Norcross, Georgia 30092

2.3           Severability. In the event that any provision in this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without that provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

2.4           Governing Law. This Agreement is governed in all respects by the internal laws of the State of Georgia without reference to the principles of conflict of laws under Georgia law.

2.5           Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

The parties are signing this Agreement effective as of the date first written above.

GUIDED THERAPEUTICS, INC.

By: _____________________________________
Name: ________________________________
Title: ________________________________

THE STOCKHOLDERS:

By: ______________________________________
Name: _________________________________
Title: __________________________________

Signature Page to Participation Rights Agreement

Exhibit A
Counterpart Signature Page

The undersigned hereby agrees to join, become a party to, and be bound by, as a “Stockholder,” the Participation Rights Agreement, dated November __, 2009, between Guided Therapeutics, Inc. and the Stockholders party thereto, as the same may be in effect from time to time.

STOCKHOLDER

By: ______________________________________
Name: _________________________________
Title: __________________________________

Date:   ______________, 2009

Signature Page to Participation Rights Agreement

Form of Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GUIDED THERAPEUTICS, INC.
2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 15, 2010

The undersigned stockholder of GUIDED THERAPEUTICS, INC., a Delaware corporation (the “Company”), acknowledges receipt of the notice of annual meeting of stockholders and proxy statement for the 2009 Annual Meeting of Stockholders, and hereby appoints Mark L. Faupel, Ph.D. and Shabbir Bambot and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 annual meeting to be held on January 15, 2010 at 10:00 a.m. local time, at the office of Guided Therapeutics, Inc., 5835 Peachtree Corners East, Suite D, Norcross, Georgia 30092 and at any adjournment or adjournments of the annual meeting, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	ELECTION OF DIRECTORS:
 FOR all nominees listed below         WITHHOLD for all nominees listed below
 FOR all nominees listed below, except WITHHOLD for the following nominee(s):

Mark L. Faupel, Ph.D., William E. Zachary, Jr., John E. Imhoff, Michael C. James, Ronald W. Hart, Ph.D. and Ronald W. Allen

2.
APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO RECLASSIFY THE SERIES A CONVERTIBLE PREFERRED STOCK INTO COMMON STOCK AND WARRANTS TO PURCHASE SHARES OF COMMON STOCK:

 FOR                                              AGAINST                                            ABSTAIN

3.	APPROVAL OF AN AMENDMENT TO THE COMPANY’S 1995 STOCK PLAN, AS AMENDED, INCREASING THE NUMBER OF SHARES AVAILABLE FOR GRANT BY 1.8 MILLION SHARES:
 FOR                                              AGAINST                                            ABSTAIN

4.	RATIFICATION OF THE APPOINTMENT OF UHY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2009 FISCAL YEAR:
 FOR                                              AGAINST                                            ABSTAIN

In their discretion, the proxies will vote upon any other matter or matters, which may properly come before the annual meeting or any adjournment or adjournments of the annual meeting.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, FOR THE AMENDMENT TO THE COMPANY’S 1995 STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF UHY LLP, AND IN THE DISCRETION OF THE DESIGNATED PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Dated: _________________, 2010

Signature

Signature

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears on this proxy, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)